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                                                                   EXHIBIT 23.05

                      CONSENT OF ROBERTSON STEPHENS, INC.

   We hereby consent to the inclusion of and reference to our opinion dated September 23, 2001 to the Board of Directors of Illuminet Holdings, Inc. ("Illuminet") in the Registration Statement on Form S-4 (the "Registration Statement") of VeriSign, Inc. ("VeriSign"), covering common stock of VeriSign to be issued in connection with the proposed business combination involving Illuminet and VeriSign. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                             /S/ ROBERTSON STEPHENS, INC.
                                             __________________________________
                                             Robertson Stephens, Inc.

                                             San Francisco, California
                                             October 8, 2001